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                    INSTRUCTIONS FOR USE OF THE BLUEFLY, INC.
                            SUBSCRIPTION CERTIFICATES

                       CONSULT [ ] (INFORMATION AGENT), OR
                       YOUR BANK OR BROKER WITH QUESTIONS

         The following instructions relate to a rights offering (the "Offering") by Bluefly, Inc., a Delaware corporation ("Bluefly"), to the holders of its common stock, par value $.01 per share ("Common Stock"), as described in Bluefly=s Prospectus dated [________] (the "Prospectus"). Holders of record of common stock at the close of business on [_________] (the "Record Date") will receive 1.735 transferable subscription rights (the "Rights") for each share of common stock held by them as of the close of business on the Record Date. An aggregate of 8,547,009 Rights exercisable to purchase an aggregate of 8,547,009 shares of the common stock of Bluefly are being distributed in connection with the Offering. Each Right is exercisable, upon payment of $2.34 in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for an unlimited number of additional shares of common stock (the "Oversubscription Privilege"), up to a total of [_________] shares (subject to proration). See "The Rights Offering" in the Prospectus.

         No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights issued to each shareholder will be rounded down to the nearest full Right.

         The Rights will expire at 5:00 p.m., Eastern Standard Time, on ___________, 2001, unless extended by Bluefly (as it may be extended, the "Expiration Date"). The Rights are expected to trade on [________] under the symbol [_________] until close of business on the last NASDAQ SmallCap Market day preceding the Expiration Date.

         The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL RIGHTS EXERCISED, INCLUDING OVERSUBSCRIPTION SHARES, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.



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         1.       SUBSCRIPTION PRIVILEGES.

         To exercise Rights, complete the back of the Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (i) check or bank draft drawn upon United States bank or postal, telegraphic or express money order payable to [___________], as Subscription Agent; or (ii) in the case of persons acquiring shares at an aggregate Subscription Price of $500,000 or more, an alternative payment method arranged with the Subscription Agent.

         ACCEPTANCE OF PAYMENTS.

                  Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order or (c) receipt of funds by the Subscription Agent through an agreed upon alternative payment method. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

         EXERCISE THROUGH BANK OR BROKER; PROCEDURES FOR GUARANTEED DELIVERY.

                  You may also transfer your Subscription Certificate to your bank or broker in accordance with the procedures specified in Instruction 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Rights represented by such Subscription Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery@) from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate within three NASDAQ SmallCap Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three NASDAQ SmallCap trading days of the Notice of


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Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

                  Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Bluefly as to the aggregate number of Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, shares will be allocated among beneficial owners exercising the Oversubscription Privilege in proportion to such owner=s exercise of Rights pursuant to the Basic Subscription Privilege.

         CONTACTING THE SUBSCRIPTION AGENT.

                  The address and telecopier numbers of the Subscription Agent are as follows:


By First Class Mail:                                    By Overnight or
                                                        Registered Delivery:


______________________________                          _______________________

______________________________                          _______________________



                              Telephone: [________]
                              Facsimile: [________]


         PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS.

                  If you exercise less than all of the Rights evidenced by your Subscription Certificate, the Subscription Agent either (i) will issue to you a new Subscription Certificate evidencing the unexercised Rights or (ii) if you so indicate on your Subscription Certificate, will transfer the unexercised Rights in accordance with your instructions. However, if you choose to have a new Subscription Certificate sent to you or to a transferee, you or such transferee may not receive any such new Subscription Certificate in sufficient time to permit sale or exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be


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exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

         2.       DELIVERY OF STOCK CERTIFICATES, ETC.

         The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate.

         (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Rights and the Expiration Date, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

         (b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Offering" in the Prospectus.

         (c) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

     3.  TO SELL OR TRANSFER RIGHTS.

         (a) SALE OF RIGHTS THROUGH A BANK OR BROKER. To sell all Rights evidenced by a Subscription Certificate through your bank or broker, sign the Subscription Certificate under "To Transfer Rights," have your signature guaranteed (as described in Instruction 3(b)) on your Subscription Certificate and deliver your properly completed and executed Subscription Certificate to your bank or broker. If your Subscription Certificate is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Certificate as the absolute owner of all of the Rights evidenced by such Subscription Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the


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                  contrary. Because your bank or broker cannot issue
                  Subscription Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificates of appropriate denominations by following the procedures set forth in Instruction 4 below. The Subscription Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Instruction 3(a). (2)

         (b) TRANSFER OF RIGHTS TO A DESIGNATED TRANSFEREE. To transfer all of your Rights to a transferee other than a bank or broker, you must complete your Subscription Certificate in its entirety, execute the Subscription Certificate and have your signature guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of
                  1934), subject to the standards and procedures adopted by the Subscription Agent. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Subscription Certificate, the new holder should deliver the Subscription Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Certificate into Subscription Certificates of appropriate smaller denominations by following the procedures set forth in Instruction 4 below. The Subscription Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the procedures set forth in this Instruction 3(b).

    4.   TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

                  To have a Subscription Certificate divided into smaller denominations, send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for the Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution if any of the new Subscription Certificates are to be issued in a name other than


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that in which the old Subscription Certificate was issued. Subscription
Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither Bluefly nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5.   EXECUTION.

         (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

         (2) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

         (3) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution (A) if you wish to transfer your Rights, as specified in Instruction 3(b) above, to a transferee other than a bank or broker, (B) if you wish a new Subscription Certificate or Certificates to be issued in a name other than that in which the old Subscription Certificate was issued, as specified in Instruction 4 above, or (C) if you specify special payment or delivery instructions.

 6.   METHOD OF DELIVERY.

                  The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS.

                  In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Over Subscription


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Privilege may be effected by instructing DTC to transfer Rights (such Rights,
"Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over Subscription Privilege.
























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